Exhibit 5.1

WILSON SONSINI	Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real San Diego, California 92130-3002 O: 858-350-2300 F: 866-974-7329
June 23, 2025
ImmunityBio, Inc.
3530 John Hopkins Court
San Diego, California 92121
    Re:    Registration Statement on Form S-8
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by ImmunityBio, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”), on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate 78,447,701 shares of your common stock, par value $0.0001 per share (the “Shares”) to be issued under the ImmunityBio, Inc. 2025 Equity Incentive Plan (the “2025 Plan”), consisting of (i) 46,088,027 shares of common stock initially reserved for issuance under the 2025 Plan as of the date of the Registration Statement, and (ii) up to an additional 32,359,674 shares of common stock that may become issuable under the 2025 Plan pursuant to its terms as a result of forfeited or terminated awards under the prior ImmunityBio, Inc. 2015 Equity Incentive Plan. As the Company’s legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the 2025 Plan.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner described in the 2025 Plan and pursuant to the agreements that accompany the 2025 Plan, will be legally and validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

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